Exhibit 21

List of Subsidiaries

Anthracite CDO Depositor, LLC (1)
Anthracite CDO I Ltd. (3)
Anthracite CDO I Corp. (2)
Anthracite CDO II Depositor, LLC (1)
Anthracite CDO II Ltd. (3)
Anthracite CDO II Corp. (2)
Anthracite CDO III Depositor, LLC (1)
Anthracite CDO III Ltd. (3)
Anthracite CDO III Corp. (2)
Anthracite CRE CDO 2006-HY3 Depositor, LLC (1)
Anthracite CRE CDO 2006-HY3 Ltd. (3)
Anthracite Euro CRE CDO 2006-1 P.L.C. (4)
Anthracite Funding, LLC (1)
Anthracite 2004-HY1 Depositor, LLC (1)
Anthracite 2004-HY1 Ltd. (3)
Anthracite 2004-HY1 Corp. (2)
Anthracite 2005-HY2 Depositor, LLC (1)
Anthracite 2005-HY2 Ltd. (3)
Anthracite 2005-HY2 Corp. (2)
AHR Capital BofA Limited (4)
AHR Capital DB Limited (4)
AHR Capital Limited (4)
AHR Capital MS Limited (4)
Anthracite Capital Trust I (7)
Anthracite Capital Trust II (7)
Anthracite Capital Trust III (7)
LB-UBS Commercial Mortgage Trust 2004-C2 (8)
Anthracite Capital BOFA Funding, LLC (1)
Courtyards at Mustang GP, LLC (5)
Courtyards at Mustang, LP (6)

(1)	Delaware limited liability company
(2)	Delaware corporation
(3)	Cayman Islands exempt company
(4)	Irish limited company
(5)	Texas limited liability company
(6)	Texas limited partnership
(7)	Delaware statutory trust
(8)	New York common law trust